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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 15, 1996 on the consolidated financial statements of Amedisys, Inc. as of December 31, 1995 and for each of the three years in the period ended December 31, 1995 included in Amendment No. 1 to the S-1 Registration Statement No. 333-15531 of Complete Management, Inc.

Hannis T. Bourgesis & Co., LLP
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Hannis T. Bourgesis & Co., LLP

Baton Rouge, Louisiana
November 27, 1996